Exhibit 10.2

Execution Version
SEVENTH AMENDMENT TO
AMENDED AND RESTATED CONSUMER CREDIT CARD PROGRAM
AGREEMENT
This Seventh Amendment (“Amendment Number 7”) dated as of August 17, 2016 to that certain Consumer Credit Card Program Agreement made as of December 6, 1999, as amended and restated as of November 5, 2009, and as amended as of October 29, 2010, January 30, 2013, October 11, 2013, February 25, 2014, April 6, 2015 and June 26, 2015 by and between J. C. PENNEY CORPORATION, INC., formerly known as J. C. Penney Company, Inc., a Delaware corporation, with its principal place of business at Plano, Texas, and SYNCHRONY BANK, assignee of Monogram Credit Card Bank of Georgia and formerly known as GE Capital Retail Bank and GE Money Bank, with its principal place of business at 170 W. Election Road, Draper, Utah 84020 (the “Agreement”). Capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement.
WITNESSETH:
WHEREAS, JCPenney and Bank desire to make certain changes to the Agreement to reflect certain modifications to the Program that the parties desire to implement.
NOW, THEREFORE, in consideration of the terms and conditions stated herein, and for good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:
ARTICLE I - AMENDMENTS

A.	Amendment to Section 2.7. Section 2.7 of the Agreement is hereby deleted in its entirety and replaced with the following:
2.7    Promotional Financing Programs. JCPenney may offer Deferred Interest Promotions and No Interest Promotions (each as defined below), or such other promotions as are mutually agreed to by the parties, to consumers as a part of marketing the Program (“Credit Promotions”). The frequency and volume of such Credit Promotions for Purchases shall be determined by JCPenney, provided that the total Purchase meets or exceeds the thresholds as may be established by Bank and JCPenney by mutual agreement from time to time. The Credit Promotions will be subject to fees payable by Retailer to Bank. Bank shall determine such fees based on type (e.g. Deferred Interest Promotion, No Interest Promotion), length and minimum transaction value of the Credit Promotions. Bank shall provide adequate advance notice in writing for any change in fees, including the start date for such revised fees. Based on the Credit Promotions that Bank has priced, JCPenney, in its sole discretion, will determine what Credit Promotions it will run. Bank shall not remove any consumer’s promotional rate during the stated promotional period without the prior written consent of JCPenney. “Deferred Interest Promotion” means a credit promotion pursuant to which a Cardholder must make at least minimum payments during the promotional period and if they pay the promotional balance in full during the promotional period, no interest charges are imposed with respect to such promotional purchases (but if the promotional purchase balance is not paid in full during the promotional period, interest charges are assessed from the purchase date). “No Interest Promotion” means a credit promotion pursuant to which a Cardholder does not pay interest charges on new purchases for a specified period of time but must make minimum monthly payments. In addition to the forgoing, the parties shall have the rights and obligations set forth in Schedule 2.7.
B.    Amendment to Schedule 3.3(e). Schedule 3.3(e) of the Agreement is hereby deleted and replaced with the new Schedule 3.3(e) attached hereto.
C.    Deletion of Exhibits U and U.1 . Exhibits U and U.1 to the Agreement are hereby deleted in their entirety together with all references thereto in the Agreement. In connection therewith, the definition of “Program Earned Income” in Schedule 4.10 of the Agreement is hereby amended by deleting in subsections (a)(iii) and (b)(ii): “in accordance with Exhibit U during such period”
D. Deletion of Certain Defined Terms in Section 15.1. The following defined terms are hereby deleted from the Agreement, together with all references thereto:
““AFF”
“AFF Skip Pay Fee”
“AFF Skip Pay Promotion”
“AFF With Pay Fee”
“AFF With Pay Promotion”
“True Free Skip Pay Fee”
“True Free Skip Pay Promotion”
“True Free With Pay Fee”
“True Free With Pay Promotion”

E. MISCELLANEOUS
1.    The execution, delivery and performance of this Amendment Number Seven has been duly authorized by all requisite corporate action on the part of JCPenney and Bank and upon execution by all parties, will constitute a legal and binding obligation of each thereof.
2.    The Agreement, as amended by this Amendment Number Seven, constitutes the entire understanding of the parties with respect to the subject matter thereof. Except as expressly amended hereby, the terms and conditions of the Agreement shall continue and remain in full force and effect. In the event of any conflict between the Agreement and this Amendment Number Seven the terms and conditions of this Amendment Number Seven shall govern.
3.    The parties hereto agree to execute such other documents and instruments and to do such other and further things as may be necessary or desirable for the execution and implementation of this Amendment Number Seven and the consummation of the transactions contemplated hereby and thereby.
4.    This Amendment Number Seven may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one agreement. A facsimile or other electronic signature is as valid and binding as an original.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment Number Seven as of the date set forth above.

J. C. PENNEY CORPORATION, INC.        SYNCHRONY BANK

By:    /s/ James Ward             By:    /s/ Tom Quindlen

Title:    VP of Credit                 Title:    EVP Retail Card